UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

___________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2024

__________________________________

Omega Therapeutics, Inc.

(Exact Name of Registrant as specified in its charter)

__________________________________

Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2024, Omega Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”), which had previously been adopted by the Company’s Board of Directors (the “Board”) subject to stockholder approval at the Meeting. The Amendment updates the exculpation provision with respect to certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware.

A description of the Amendment is included in the section titled "Proposal 3: Approval of Amendment to our Restated Certificate of Incorporation to Provide for Exculpation of Officers from Breaches of Fiduciary Duty to the Fullest Extent Permitted by the General Corporation Law of the State of Delaware” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2024 (the “Definitive Proxy Statement”), which description is incorporated herein by reference.

As a result, the Company filed a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 20, 2024, which became effective upon filing (the “Certificate of Amendment”).

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A total of 47,676,189 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) were present online or represented by proxy at the Meeting, representing approximately 86.44% of the Company’s outstanding Common Stock as of the April 25, 2024 record date. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Definitive Proxy Statement.

Item 1 — Election of three Class III directors for a term of office expiring on the date of the annual meeting of stockholders to be held in 2027 and until their respective successors have been duly elected and qualified or until each such director’s earlier death, resignation or removal.

	Votes For	Votes Withheld	Broker Non-Votes
Rainer J. Boehm, M.D.	42,087,588	687,013	4,901,588
Richard N. Kender	42,097,066	677,535	4,901,588
Elliott M. Levy, M.D.	41,107,295	1,667,306	4,901,588

Item 2 — Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
47,036,453	591,734	48,002	—

Item 3 — Approval of an amendment to the Company’s Restated Certificate of Incorporation to provide for the exculpation of officers from breaches of fiduciary duty to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
40,734,215	2,023,235	17,151	4,901,588

Based on the foregoing votes, each of Rainer J. Boehm, M.D., Richard N. Kender and Elliott M. Levy, M.D. were elected as Class III directors, and Item 2 and Item 3 were approved.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1

Restated Certificate of Incorporation of Omega Therapeutics, Inc., dated August 3, 2021 and the Certificate of Amendment to the Restated Certificate of Incorporation of Omega Therapeutics, Inc., dated June 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024	Omega Therapeutics, Inc.

	By:	/s/ Mahesh Karande
Mahesh Karande
President and Chief Executive Officer